CDTi and Pirelli & C. Ambiente SpA Agree to Dissolve Joint Venture

Ventura, Calif., November 12, 2013 -- Clean Diesel Technologies, Inc. (NASDAQ:CDTI) ("CDTi" or the "Company"), a leader in advanced emissions control solutions, announced today that it has agreed with Pirelli & C. Ambiente SpA  (“Pirelli”) to voluntarily dissolve their joint venture, Eco Emission Enterprise Srl (“E CUBE”), in accordance with their Joint Venture Agreement dated February 19, 2013. E-Cube was established as a joint venture to market and sell emissions control products for both gasoline and diesel applications in Europe and the CIS countries. The dissolution of E-Cube is expected to be completed as soon as practicable and CDTi plans to resume its operations in Europe in a similar manner as conducted prior to the joint venture.

“The decision by Pirelli and CDTi to dissolve the joint venture was driven by the slower than anticipated progress in achieving the sales objectives that were initially established.  In addition, we recently undertook a review of our business investments and activities and made the decision to focus resources outside of the joint venture,” said Craig Breese, President and Chief Executive Officer of CDTi.  “I would like to express my appreciation for the efforts put forth by the CDTi, Pirelli and E-Cube teams. The spirit and objectives for the joint venture have been extremely professional, well-intentioned and accompanied by an enormous amount of both hard work and goodwill. Pirelli is a valued supplier to CDTi and we look forward to our continued relationship.”

About CDTi

CDTi is a vertically integrated global manufacturer and distributor of emissions control systems and products, focused on the heavy duty diesel and light duty vehicle markets. CDTi utilizes its proprietary patented Mixed Phase Catalyst (MPC®) technology, as well as its ARIS® selective catalytic reduction, Platinum Plus® fuel-borne catalyst, and other technologies to provide high-value sustainable solutions to reduce emissions, increase energy efficiency and lower the carbon intensity of on- and off-road engine applications. CDTi is headquartered in Ventura, California and currently has operations in the U.S., Canada, France, Japan and Sweden. For more information, please visit www.cdti.com.

Forward-Looking Statements Safe Harbor

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact should be considered forward-looking statements. You can identify these forward-looking statements by the use of words such as “believe(s)”, “expect(s)”, “anticipate(s)”, “plan(s)”, “may”, “will”, “would”, “intend(s)”, “estimate(s)” or similar expressions, as well as other words or expressions referencing future events, conditions or circumstances, whether in the negative or affirmative.  Examples of forward-looking statements contained in this press release include, among others, statements regarding the expected timing for the dissolution of E-Cube, the Company’s plans to resume operations in Europe, and the Company’s continued relationship with Pirelli.  Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk.  In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the unforeseen difficulties encountered in dissolving the joint venture or resuming operations in Europe in a similar manner as conducted prior to the joint venture, disruptions in the Company’s relationship with Pirelli, and other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s estimates only as of the date such statements and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

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Contact Information:

Kevin M. McGrath

Cameron Associates, Inc.

Tel:  +1 (212) 245-4577